UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 10, 2016 (August 9, 2016)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

(214) 880-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 9, 2016, Builders FirstSource, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with respect to an offering of $750.0 million aggregate principal amount of its 5.625% senior secured notes due 2024 (the “Notes”). The offering of the Notes is expected to close on or about August 22, 2016, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company. In addition, the Company has agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Furthermore, the Company has agreed with the initial purchasers not to offer or sell any debt securities issued or guaranteed by the Company for a period of 180 days after the date of the Purchase Agreement without the prior written consent of the representative of the initial purchasers.

The Company intends to use the net proceeds from the offering of the Notes to (i) redeem all of its outstanding 7.625% Senior Secured Notes due 2021, (ii) repay a portion of its borrowings under its term loan facility and (iii) pay related transaction fees and expenses, with residual net proceeds being used for general corporate purposes.

The Notes will be issued in a private transaction that is exempt from the registration requirements of the Securities Act to “qualified institutional buyers,” as defined in and in accordance with Rule 144A under the Securities Act, and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. Accordingly, the Notes and the related guarantees will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

A copy of a press release issued by the Company announcing the pricing of the offering of the Notes is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this Current Report:

Exhibit Number	Description

10.1	Purchase Agreement, dated as of August 9, 2016, by and among Builders FirstSource, Inc., as issuer, certain of its subsidiaries, as guarantors, and Credit Suisse Securities (USA) LLC for itself and on behalf of several initial purchasers.

99.1	Press release announcing the pricing of the Company’s offering of $750.0 million of 5.625% Senior Secured Notes due 2024, dated August 9, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
(Registrant)

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

Date: August 10, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement, dated as of August 9, 2016, by and among Builders FirstSource, Inc., as issuer, certain of its subsidiaries, as guarantors, and Credit Suisse Securities (USA) LLC for itself and on behalf of several initial purchasers.

99.1	Press release announcing the pricing of the Company’s offering of $750.0 million of 5.625% Senior Secured Notes due 2024, dated August 9, 2016.